     THIS STOCK PURCHASE AGREEMENT made and dated effective as of the 20th day of June, 2000

BETWEEN:

     ALLEN R. GOLDSTONE, of 2495 Agate Road, in the City of Boulder, State of Colorado, U.S.A. 80304; fax (303) 499-6666

     MICHAEL GOLDSTONE, of 2495 Agate Road, in the City of Boulder, State of Colorado, U.S.A. 80304

     ALEXIS GOLDSTONE, of 2495 Agate Road, in the City of Boulder, State of Colorado, U.S.A. 80304

     SANFORD L. SCHWARTZ, 1010 Orange Place, in the City of Boulder, State of Colorado, U.S.A. 80304

     SAMANTHA SCHWARTZ, 1010 Orange Place, in the City of Boulder, State of Colorado, U.S.A. 80304

     DAVE LILJA, of 4998 West 103rd Cir., in the City of Westminster, State of Colorado, U.S.A. 80030

     MICHAEL FRIESS, of 1120 Linden Avenue, in the City of Boulder, State of Colorado, U.S.A. 80304; fax: (303) 499-6666

     JOHN H. VENETTE, of 1140 Opal Street, #203, in the City of
     Broomfield, State of Colorado, U.S.A. 80020

     (hereinafter called the  "Sellers")

                                                     OF THE FIRST PART

AND:

     GLOBAL ONLINE LTD., a Cayman Islands corporation with representational office at Suite 1710, 1177 West Hastings Street, in the City of Vancouver, Province of British Columbia, Canada V6E 2L3; Fax: (604) 681-0189

     (hereinafter called the "Global")

                                                     OF THE SECOND PART

AND:

     ESTEY AGENCIES LTD., a body corporate, incorporated under the laws of the Province of British Columbia, with Registered Office at 1710 - 1177 West Hastings Street, in the City of Vancouver,
     Province of British Columbia V6E 2L3;  Fax: (604) 681-0189

                                                     OF THE THIRD PART

WITNESSETH:

A. The Sellers are the recorded and beneficial owners and holders of the numbers of issued and outstanding shares of the Common Stock of Essex Capital Corporation, (hereinafter referred to as "Essex"), set out below their names and signatures at the end of this Agreement (the total of such shares - 476,235 - being hereinafter referred to as the "Shares").

B.   The Sellers desire to sell the Shares to Global and Estey
(hereinafter together the "Purchasers"), and the Purchasers desire to purchase the Shares, all on the terms and conditions hereinafter set forth.

C. The Purchasers are entering into this Agreement to purchase the Shares on behalf of other persons and companies who will be ultimately the transferees of the Shares.

                                 ARTICLE 1

DEFINITIONS

SECTION 1.1    Certain Defined Terms

As used in this Agreement, the following terms shall have the following meanings.

"Action" means any claim, action, suit, arbitration, inquiry, proceeding or investigation by or before any Governmental Authority.

"Affiliate" means, with respect to any specified Person, any other Person that directly, or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, such specified Person, and includes any immediate family member of such Person, and any trust established by or for the benefit of any one or more such persons exclusively.

"Closing" has the meaning specified in Section 2.4(a).

"Closing Date" has the meaning specified in Section 2.4(a).

"Common Stock" means the voting common shares comprising the capital stock of Essex.

"Control" (including the terms "controlled by" and "under common control with"), with respect to the relationship between or among two or more Persons, means the possession, directly or indirectly or as trustee or executor, of the power to direct or cause the direction of the affairs or management of a Person, whether through the ownership of voting securities, as trustee or executor, by contract or otherwise, including, without limitation, the ownership, directly or indirectly, of securities having the power to elect a majority of the board of directors or similar body governing the affairs of such Person.

"Encumbrances" means any security interest, pledge, mortgage, lien (including, without limitation, environmental and tax liens) charge, encumbrance, adverse claim, preferential agreement or restriction of any kind, including, without limitation, any restriction on the use, voting, transfer, receipt of income or other exercise of any attributes of ownership.

"Exchange Act" means the Securities Exchange Act, of 1934, as amended.

"Government Authority" means any United States federal, state, local, supranational or any foreign government, governmental, regulatory or administrative authority, agency or commission or any court, tribunal, or judicial or arbitrary body.

"Governmental Order" means any order, writ, judgment, injunction, decree, stipulation, determination or award entered by or with any Governmental Authority.

"Law" means, any federal, state, local or foreign statute, law, ordinance, regulation, rule, code, order, other requirement or rule of law.

"Person" means any individual, partnership firm, corporation, association, trust, unincorporated organization or other entity, as well as any syndicate or group that would be deemed to be a person under Section 13(d)(3) of the Exchange Act, as amended.

"Purchase Price" means the amount agreed to be paid by the Purchasers to the Sellers pursuant to this Agreement, specifically $175,000 (US).

"Shares" means the 476,235 common shares of Essex owned by the Sellers and agreed herein to be sold to the Purchasers.

                                 ARTICLE 2

PURCHASE AND SALE

SECTION 2.1    Purchase and Sale of Shares

(a) Subject to the terms and conditions hereinafter set forth, at the Closing, the Sellers shall sell, convey, transfer, and deliver to the Purchasers, the numbers of Shares set out below their respective signatures at the end of this Agreement, and the Purchasers shall purchase the Shares from the Sellers in consideration of the payment of the Purchase Price.

(b) The certificates representing the Shares shall be duly endorsed for transfer or accompanied by appropriate stock transfer powers duly executed, in blank, in either case with signatures guaranteed in the customary fashion and shall have all the necessary documentary affixed thereto, prior to the Closing so that the Shares will be registered in the names of the Purchasers or other persons they may designate immediately prior to the Closing.

(c) The Closing of the transaction contemplated by this Agreement shall take place through the mutual delivery by the Escrow Agents of the Purchasers and Sellers' Documents and the payment of the Purchase Price on or before July 20, 2000 or such date and time as the parties hereto may otherwise agree.

SECTION 2.2    Amount and Payment of Purchase Price

The total consideration payable by the Purchasers to the Sellers for the purchase of the Shares will be the amount of the Purchase Price - namely $175,000 (US).

SECTION 2.3    Appointment of Escrow Agents

(a) The Purchasers hereby appoint the law firm of Tupper Jonsson & Yeadon ("Tupper & Co.") whose address is Suite 1710, 1177 West Hastings Street, Vancouver, British Columbia, Canada V6E 2L3 to act as an Escrow Agent with regard to and in connection with the receipt and exchange of money, property and documents or counterparts of documents, including, without limitation, all Essex's records, to be made and delivered by the Purchasers, including the Purchase Price. The monies, property and documents to be delivered by the Purchasers are referred to "Purchasers' Documents").

(b) The Sellers hereby appoint Attorney Michael Friess ("Friess") whose address is 5353 Manhattan Circle, Suite 201, Boulder, Colorado, U.S.A. 80303 to act as an Escrow Agent with regard to and in connection with the receipt and delivery of the Shares, and all property, Essex records and files, documents or counter parts of documents, to be made and delivered by the Sellers, including the Purchase Price. The monies, property and documents to be delivered by the Sellers are referred to "Sellers' Documents").

(c) Tupper & Co. and Friess shall hereinafter collectively be referred to as "Escrow Agents".

(d)   (i)   In the event that this Agreement is terminated by the Sellers or the Purchasers, as provided in Section 7.1, the Escrow Agents shall return all money, property and documents to the respective parties.

      (ii) The Sellers and the Purchasers jointly and severally agree to hold harmless the Escrow Agents against and in respect of any and all claims, suits, actions, proceedings (formal or informal), investigations, judgments, damages, liabilities, and legal and other expenses (including the reasonable legal fees and expenses of attorneys chosen by the Escrow Agents, as and when incurred, arising out of or based upon any act, omission, alleged act or alleged omission by an Escrow Agent or any other cause, in connection with the acceptance of, or the performance or non-performance by an Escrow Agent of, any of the Escrow Agent's duties under this Agreement except as a result of the, Escrow Agent's bad faith or gross negligence. The Escrow Agents shall not be liable for any mistake of fact or of law or any error of judgment, or for any act or any omission, except as the result of an Escrow Agent's bad faith or gross negligence. An Escrow Agent shall not be required to institute or defend any action which affects the Escrow Agent's duties hereunder unless and until requested to do so by the Sellers or the Purchasers, and then only upon receipt of full indemnity, in substance, form and content satisfactory to the Escrow Agent, against any and all claims, liabilities and expenses with relation thereto. In the event of any dispute among the parties with relation to an Escrow Agent or an Escrow Agent's duties hereunder, the Escrow Agent may refrain from acting until required to do so by an order of a court of competent jurisdiction. The parties further covenant and agree to release, discharge and exonerate the Escrow Agents in full upon the satisfactory completion by the Escrow Agents of their duties and obligations hereunder.

      (iii) The Sellers and the Purchasers, jointly and severally acknowledge that each of the parties is acting on the advice and direction of their respective legal counsel and as such are not relying, in either a direct or implied manner, on the Escrow Agent appointed by the other party or parties for any legal advice nor protection.

SECTION 2.4    Closing

(a) The Closing of the transaction contemplated by this Agreement shall take place through the mutual delivery by the Escrow Agents of the Purchasers' and Sellers' Documents, on or before July 20, 2000 or such date and times as the parties hereto may otherwise agree.

(b)   At or prior to the closing the Sellers shall deliver to Tupper &
Co.:

     (i) stock certificates evidencing the Shares and stock Powers duly executed in blank and bearing an acceptable signature guarantee;

     (ii) Resignations of the Directors and Officers of Essex, together with signed Resolutions accepting such Resignations and appointing persons who have been designated by the Purchasers as the Directors and Officers to replace them

(c) At or prior to the closing the Purchasers shall deliver to Friess the aggregate Purchase Price.

(d) At the Closing, upon receipt by the respective Escrow Agents of the shares, money, property and documents to be delivered by the Sellers and Purchasers as described in Section 2.1, and upon receipt of a fully executed copy of this Agreement, the Escrow Agents shall use commercially reasonable efforts to promptly deliver

     (i) the Purchase Price and the Purchasers' Documents to the Sellers; and

     (ii) stock certificates evidencing the Shares registered in the name of the Purchasers or the Purchasers' nominees and the Sellers' Documents to the Purchasers.

(e) Upon the Purchase Price having been paid in trust to Friess, Friess shall courier deliver to the Corporation's Management all of the endorsed shares certificates for the Shares and such Shares shall be transferred and registered in the name of the Purchasers and/or the Purchasers' nominees.

                               ARTICLE 3

REPRESENTATIONS AND WARRANTIES OF THE SELLERS

As an inducement to the Purchasers to enter into this Agreement, the Sellers hereby represent and warrant to the Purchasers as follows:

SECTION 3.1    Authorization

The Sellers have all requisite right, power and authority and full legal capacity to execute and deliver this Agreement, to perform their obligations hereunder and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by the Sellers, the performance by the Sellers of their obligations hereunder and the consummation by the Sellers of the transactions contemplated hereby have been duly authorized by all requisite action on the part of the Sellers. This Agreement has been duly and validly executed and delivered by the Sellers and this Agreement constitutes legal, valid and binding obligation of the Sellers enforceable against the Sellers in accordance with its terms.

SECTION 3.2    Ownership of Shares

The Sellers have good and marketable title to, and are the recorded and beneficial owners of, the Shares free and clear of all Encumbrances. At the Closing, upon

     (i) release of the Shares, by the Escrow Agent on behalf of the Sellers to the Purchasers; and

     (ii) release of the aggregate Purchase Price by the Escrow Agents on behalf of the Purchasers to the Sellers as herein provided,

the Purchasers will receive good and marketable title to the Shares, free and clear of all Encumbrances.

SECTION 3.3    No Conflict

Except as may result from any facts or circumstances relating solely to the Purchasers, the execution, delivery and performance of this Agreement by the Sellers does not and will not

     (a) conflict with or violate any Law or Governmental order applicable to the Sellers; or

     (b) conflict with, result in any breach of, constitute a default (or event which with the giving of notice or lapse of time, or both, would become a default) under, require any consent under, or give to others any rights of termination, amendment, acceleration, suspension, revocation or cancellation of, or result in the creation of any Encumbrance on any of the Shares pursuant to any note, bond, mortgage or indenture, contract, agreement, lease, sublease, license, permit, franchise or other instrument, obligation or arrangement to which the Sellers are a party or by which any of the Shares are bound or affected or which would have a material adverse effect on the ability of the Sellers to consummate the transactions contemplated by this Agreement.

SECTION 3.4    Essex's Capital

The authorized capital of Essex consists of 10,000,000 preferred shares with no par value, none of which are issued and 800,000,000 voting common shares with no par value of which 501,300 are issued and outstanding so that the Shares are 95% of the shares of Essex issued and outstanding.

SECTION 3.5    No Obligations by Essex

Essex is not subject to any agreement, document, judgment or order, nor does it have outstanding any warrants or other securities, which will or might oblige Essex to issue any further shares in its capital other than those referred to in Section 3.4 above. Further, Essex is not, pursuant to any agreement, document, judgment or order, obliged to perform any acts, nor to engage any persons or companies, nor to purchase any services, equipment or things, nor have any other real or contingent liabilities or commitments outstanding.

SECTION 3.6    Validity of Financial Statements

The Audited Financial Statements of the Corporation prepared to cover the period to its December 31, 1999 fiscal year-end, and the Unaudited Interim Statement prepared to March 31, 2000 attached hereto as Schedules "A" and "B" fairly and accurately represent the financial condition of the Corporation as of the said dates and the Corporation has not experienced any increase in its indebtedness or liabilities beyond the amounts shown in the said statements nor suffered any adverse developments or consequences.

SECTION 3.7    Sellers Not Affiliates

To the best of the knowledge and belief of the Sellers, Michael Friess, Dave Lilja and John H. Venette are not Affiliates of Essex or the other Sellers (and are hereinafter called "non-Affiliates").

                                ARTICLE 4

REPRESENTATIONS AND WARRANTIES OF THE PURCHASERS

As an inducement to the Sellers to enter into this Agreement, the Purchasers hereby represent and warrant to the Sellers as follows:

SECTION 4.1    Authorization

The Purchasers have all requisite right, power and authority and full legal capacity to execute and deliver this Agreement, to perform their obligations hereunder and to consummate the transactions contemplated hereby. The Purchasers are duly organized, validly existing and in good standing under the laws of their incorporation or formation and have all requisite power and authority to enter into this Agreement, to carry out their obligations hereunder and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by the Purchasers, the performance by the Purchasers of their obligations hereunder and the, consummation by the Purchasers of the transaction contemplated hereby have been duly authorized by all requisite action on the part of the Purchasers. This Agreement has been duly and validly executed and delivered by the Purchasers, and this Agreement constitutes a legal, valid and binding obligation, of the Purchasers enforceable against the Purchasers in accordance, with its terms.

SECTION 4.2    No Conflict

Performance of this Agreement by the Purchasers does not and will not

     (a) conflict with or violate any Law or Governmental order applicable to the Sellers or

     (b) conflict with, result in any breach of, or constitute a default under an agreement or Court order which is outstanding or binding on the Purchasers.

                                 ARTICLE 5

ADDITIONAL AGREEMENTS

SECTION 5.1    Further Action

Each of the parties hereto shall use all reasonable efforts to take, or cause to be taken, all appropriate action, do or cause to be done all things necessary, proper or advisable under applicable Law, and execute and deliver such documents and other papers, as may be required to carry out the provisions of this Agreement and consummate and make effective the transactions contemplated hereby.

SECTION 5.2    Investigation by the Sellers

The Sellers acknowledge and agree that they

     (i) have made their own inquiry and investigation into, and, based thereon, has formed an independent judgment concerning, Essex and the Shares;

     (ii) have been furnished with or given adequate access to such information as it has requested about Essex and the Shares and

     (iii) except as provided in this Agreement, will not assert any claim against the Purchasers, Essex or any of their respective directors, officers, employees, agents, stockholders, affiliates, consultants, investment bankers or representatives, or hold the Purchasers, Essex or any such Persons liable, for any inaccuracies, misstatements or omissions with respect to information furnished by the Purchasers, Essex or such Persons concerning Essex or the Shares.

SECTION 5.3    Essex to be Debt Free

As of the completion of the Closing Essex will be free of all debt or liabilities whatsoever, whether real or contingent. To achieve this situation the Sellers will, prior to the Closing, without consideration, using their own funds, pay all of the debts of Essex.

SECTION 5.4    Registration Rights

In the event Essex shall prepare and file a Registration Statement with respect to a public offering of equity or debt Securities or any such Securities of Essex held by its shareholders, the Purchasers agree to cause Essex to include in such Registration Statement any and all shares of Essex then held by the Sellers.

SECTION 5.5    Releases

The Sellers each hereby release Essex of and from all claims, demands or debts, or all possible debts and liabilities whatsoever - so that after the Closing Essex shall be released by the Sellers of all such claims, debts or demands whatsoever.

SECTION 5.6    Purchasers' Assignments

As the Purchasers are entering into this Agreement on behalf of other persons or companies who will become the ultimate owners and transferees of the Shares, the Purchasers or either of them may designate the persons or companies to which the Shares will be transferred by the Sellers. In the absence of other instructions from the Purchasers the Shares which are to be transferred by the non-Affiliates shall be transferred to Estey and the other Shares will be transferred to Global. If transferees of the 85,000 Shares being received from the non-Affiliates sign acknowledgments in favour of the Sellers that they will be responsible for the terms and provisions of this Agreement in the place of Estey as though they were originally signatories hereto, then Estey shall be released from the terms and provisions of this Agreement. Similarly, if the transferees of the Shares being received from the Sellers sign written acknowledgments in favour of the other Sellers that they will be responsible for the terms and provisions of this Agreement in the place of Global, then Global shall be released from the terms and provisions of this Agreement. Where transferees give such undertakings they will thereafter be entitled to enforce the provisions of this Agreement in the place of the party which has been released from this Agreement.

SECTION 5.7    Essex Filings to be Completed

All filings of documents, notices, forms or other papers required to be made by Essex up to the Closing Date, or for the period up to the Closing Date will be the responsibility of the Sellers. More specifically, if any such filings are found after the Closing Date to be due the Sellers will sign the documents as may be required, and pay the costs of preparing and filing them.

                                 ARTICLE 6

CONDITIONS TO CLOSING

SECTION 6.1    Condition to Obligations of the Sellers

The obligations of the Sellers to consummate the transactions contemplated by this Agreement shall be subject to the fulfillment, at or prior to the Closing, of the condition that the representations and warranties of the Purchasers contained in this Agreement shall have been true and correct when made and shall be true and correct in all material respects as of the Closing Date, with the same force and effect as if made as of the Closing Date, and the covenants and agreements contained in this Agreement to be complied with by the Purchasers at or prior to the Closing shall have been complied with in all material respects.

SECTION 6.2    Conditions to Obligations of the Purchasers

The obligations of the Purchasers to consummate the transactions contemplated by this Agreement shall be subject to the fulfillment, at or prior to the Closing, of the condition that the representations and warranties of the Sellers contained in this Agreement shall have been true and correct when made and shall be true and correct in all material respects as of the Closing Date with the same force and effect as if made as of the Closing Date, the covenants and agreements contained in this Agreement to be complied with by the Sellers at of prior to the Closing shall have been complied with in all material respects, and the Purchasers shall have received a certificate signed by the Sellers to such effect, is so requested.

                                 ARTICLE 7

TERMINATION

SECTION 7.1    Termination

This Agreement may be terminated at any time prior the Closing by any party, effective upon 30 days' written notice to another party adverse in interest to the party giving the notice.

                                 ARTICLE 8

GENERAL PROVISIONS

SECTION 8.1    Waiver

The Sellers and the Purchasers may

(a) extend the time for the performance of any of the obligations or other acts of the other party,

(b) waive any inaccuracies in the representations and warranties of the other party contained herein or in any document delivered by another party pursuant hereto or

(c) waive compliance with any of the agreements or conditions contained herein by another party. Any such extension or waiver shall be valid only if set forth in an instrument in writing signed by the party to be bound thereby. Any waiver of any term or condition shall not be construed as a waiver of any subsequent breach or a subsequent waiver of the same term or condition, or a waiver of any other term or condition, of this Agreement. The failure of any party to assert any of its rights hereunder shall not constitute a waiver of any such rights.

SECTION 8.2    Expenses

(a) Except as otherwise specified in this Agreement, all costs and expenses, including, without limitation, fees and disbursements of counsel, financial advisors and accountants, incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such costs and expenses.

(b) The Sellers will pay costs associated with preparing the proper signature guarantees and/endorsements, and any taxes payable upon the sale of the Shares.

SECTION 8.3    Notices

All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given or made (and shall be deemed to have been duly given or made upon receipt) by delivery in person, by courier service, by telex or by registered or certified mail (postage prepaid, return receipt requested) to the respective parties at the addresses set forth on page 1 of this Agreement or such other addresses as the Parties may supply to the others for the purpose of this Agreement from time to time:

     with a copy to:

                 if to the Escrow Agent         Tupper Jonsson & Yeadon
                 on behalf of the Purchasers    1710-1777 West Hastings
                                                street  Vancouver, B.C.,
                                                Canada V6E 2L3

                 if to the Escrow Agent         Mr. Michael Friess
                 on behalf of the Sellers       5353 Manhattan Circle,
                                                Suite 201 Boulder,
                                                Colorado, USA 80303

SECTION 8.4    Headings

The descriptive headings contained in this Agreement are for convenience of reference only and shall not affect in any way the meaning or interpretation of this Agreement.

SECTION 8.5    Severability

If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any Law or public policy, all other terms and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination that any term or other prevision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner in order that the transactions contemplated hereby are consummated as originally contemplated to the greatest extent possible.

SECTION 8.6    Entire Agreement

This Agreement constitutes the entire agreement of the parties hereto with respect to the subject matter hereof and thereof and supersedes all prior agreements and undertakings, both written and oral, among the parties hereto with respect to the subject matter hereof and thereof.

SECTION 8.7    Assignment

This Agreement may not, subject to Section 5.6, be assigned by operation of law or otherwise without the express written consent of the Sellers and the Purchasers (which consent may not be unreasonably withheld); provided, however, that the Purchasers may assign this Agreement to an Affiliate of the Purchasers without the consent of the Sellers.

SECTION 8.8    No Third Party Beneficiaries

This Agreement shall be binding upon and, subject to Section 5.6, enure solely to the benefit of the parties hereto and their successors and assigns and nothing herein, express or implied, is intended to or shall confer upon any other Person any legal or equitable right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

SECTION 8.9    Amendments

This Agreement may not be amended or modified except

     (a) by an instrument in writing signed by, or on behalf of, the Sellers and the Purchasers or

     (b)   by a waiver in accordance with Section 8.01.

SECTION 8.10   Governing Law

This Agreement shall be governed by and construed in accordance with the laws of the State of Colorado, applicable to agreements made and to be performed entirely within such State and without regard to its choice of law principles. All parties hereto

     (i) agree to submit themselves to the personal jurisdiction of any federal court located in the State of Colorado or any Colorado state court in the event any dispute arises out of this Agreement or any of the transactions contemplated by this Agreement,

     (ii) agree that the sole venue for any such dispute which arises out of this Agreement or any of the transactions contemplated by this Agreement shall be any Federal Court located in the State of Colorado or any Colorado State court,

     (iii) agree that they will not attempt to deny or defeat such personal jurisdiction or venue by motion or other request for leave from any such court and

     (iv) agree that they will not bring any action related to this Agreement or any of the transactions contemplated by this Agreement in any court other than a Federal Court sitting in the State of Colorado or Colorado State court.

SECTION 8.11    Waiver of Jury Trial

Each of the parties hereto hereby waives to the fullest extent permitted by applicable law, any right it may have to a trial by jury in respect to any litigation directly or indirectly arising out of, under or in connection with this Agreement. Each of the parties hereto

     (a) certifies that no representative, agent or attorney of any other party has represented, expressly or otherwise, that such other party would not, in the event of litigation, seek to enforce that foregoing waiver and

     (b) acknowledges that if and the other parties hereto have been induced to enter into this Agreement, by, among other things, the mutual waivers and certifications in this Section 8.11.

SECTION 8.12    Counterparts

This Agreement may be executed in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

SECTION 8.13    Facsimile Signatures

It is expressly agreed that the parties may execute this Option via facsimile signature and such facsimile signature pages shall be treated as originals for all purposes.

SECTION 8.14    Survival of Representations and Warranties

The representations and warranties of the parties hereto contained in Articles 3 an 4 shall survive the Closing until the second anniversary thereof.

IN WITNESS WHEREOF, this Agreement has been executed by each of the individual parties hereto on the date first above written.


SIGNED AND DELIVERED IN THE
PRESENCE OF:

/s/ Allen R. Goldstone
---------------------------
Allen R. Goldstone
135,360 Shares


/s/ Michael Goldstone by
Kathleen Goldstone (Custodian)
---------------------------
Michael Goldstone
30,000 Shares


/s/ Alexis Goldstone by
Kathleen Goldstone (Custodian)
---------------------------
Alexis Goldstone
27,500 Shares


/s/ Sanford L. Schwartz
---------------------------
Sanford L. Schwartz
140,875 Shares

/s/ Samantha Schwartz
---------------------------
Samantha Schwartz
57,500 Shares


/s/ Dave Lilja
---------------------------
Dave Lilja
40,000 Shares


/s/ Michael Friess
---------------------------
Michael Friess
30,000 Shares


/s/ John H. Venette
---------------------------
John H. Venette
15,000 Shares


GLOBAL ONLINE LTD.


      /s/ Arthur Cheng
Per:  ------------------------
      Arthur Cheng -
      Authorized Signatory


ESTEY AGENCIES LTD.


      /s/ Carl J. Jonsson
Per:  ------------------------
      Carl R. Jonsson
      Authorized Signatory